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                                                                    EXHIBIT 10.2


                               BIRCH TELECOM, INC.


         THIS PURCHASERS RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 10, 1998, by and among BIRCH TELECOM, INC., a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (the "Purchasers").

                                    RECITALS

         WHEREAS, the Purchasers are parties to the Securities Purchase Agreement, of even date herewith, between the Company and the Purchasers (the "Securities Purchase Agreement");

         WHEREAS, certain of the Company's and such Purchasers' obligations under the Securities Purchase Agreement are conditioned upon the execution and delivery by such Purchasers and the Company of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1.       CERTAIN DEFINITIONS.

         Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

(A) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(B) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(C) "Holder" shall mean any Purchaser who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.9 and Section 3 hereof.

(D) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold at least fifty percent (50%)


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of the outstanding Registrable Securities.

(E) "Key Management" shall mean David E. Scott, Jeffrey D. Shackelford, Gary
L. Chesser, David W. Vranicar, Bradley A. Moline, Gregory C. Lawhon, Stephen L. Sauder, Richard L. Tidwell, Stormy C. Supiran and Bobbie L. Agler and any other employee of the Company designated by the Board of Directors, so long as such individual remains an employee of the Company.

(F) "Management Group" shall mean David E. Scott, Jeffrey D. Shackelford, Gary
L. Chesser, David W. Vranicar, Bradley A. Moline and Gregory C. Lawhon so long as such individual remains an employee of the Company.

(G) "Option Shares" shall mean the shares of Common Stock issued upon the exercise of those stock options granted pursuant to Section 5.7 of the Securities Purchase Agreement as increased pursuant to Section 8 of this Agreement.

(H) "Other Purchasers" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(I) "Qualifying Public Offering" shall mean the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.

(J) "Registrable Securities" shall mean (i) the Common Shares; (ii) the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and Series C Preferred Stock, (iii) the shares of Common Stock issuable upon the redemption of the Series B Preferred Stock; and (iv) the shares of Common Stock issuable upon the conversion or redemption of the Series B Preferred Stock issuable upon conversion of the Subordinated Notes; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

(K) The terms "register," "register" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(L) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(M) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in


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Section 3.4 hereof.

(N) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(O) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(P) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(Q) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of one special counsel for the Holders (other than the fees and disbursements of counsel included in Registration Expenses).


2.     REGISTRATION RIGHTS.

2.1 REQUESTED REGISTRATION

(A) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time after the earlier of (I) six years after the date of this Agreement or (II) one year after the effective date of the first registration statement filed by the Company pursuant to the Securities Act covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(I) promptly give written notice of the proposed registration to all other Holders; and

(II) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) calendar days after such written notice from the Company is mailed or delivered.

         The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

A. In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by


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the Securities Act;

B. After the Company has initiated one such registration pursuant to this
Section 2.1(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section
2.3 hereof and would, absent such election, have been required to bear such expenses);

C. During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(B) Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (I) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (II) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 2.1(d), include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(C) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.1 and the Company shall include such information in the written notice referred to in section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.

(D) PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any


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registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated: first, to the Holders of Registrable Securities pro rata based on the number of shares of Registrable Securities for which registration was requested; and second, to the Company for securities being sold for its own account; and finally, to the holders of other securities of the Company with registration rights pro rata based on the number of shares for which registration was requested. The Company shall not limit the number of Registrable Securities to be included in a registration statement pursuant to this Section 2.1 in order to include shares held by Purchasers with no registration rights or any other shares of stock issued to employees, officers, directors or consultants pursuant to the Stock Option Plan, in order to include in such registration securities registered for the Company's own account. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with this Section 2.1(d).

2.2 COMPANY REGISTRATION

(A) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 2.1 hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

(I) promptly give to each Holder written notice thereof; and

(II) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in
Section 2.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any


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Holder and received by the Company within ten (10) calendar days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

(B) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company.

(C) Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated: first, to the Company for securities being sold for its own account; second, to the Holders of Registrable Securities pro rata based on the number of shares of Registrable Securities for which registration was requested; and finally, to the holders of other securities of the Company with registration rights pro rata based on the number of Other Shares for which registration was requested. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by Purchasers with no registration rights or any other shares of stock issued to employees, officers, directors, or consultants pursuant to the Stock Option Plan, in order to include in such registration securities registered for the Company's own account. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion as set forth above.

2.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1 and
2.2 hereof and reasonable fees of one counsel for the selling Holders shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section
2.1 and subsequently withdrawn by the Holders registering shares therein, such


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registration proceeding shall not be counted as a requested registration pursuant to Section 2.1 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the holders of such securities.

2.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use reasonable efforts to:

(A) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

(B) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(C) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(D) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(E) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;


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(F) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(G) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(H) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

2.5 INDEMNIFICATION

(A) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this
Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(B) Each Holder will, if Registrable Securities held by such Holder are included in the securities as


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to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Purchaser, and each of their officers, directors, and partners, and each person controlling such Holder or Other Purchaser, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Purchasers, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.5 exceed the gross proceeds from the offering received by such Holder.

(C) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(D) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party


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hereunder, shall contribute to the amount paid or payable by such Indemnified
Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(E) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.6 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.7 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. From and until four years after the date of this Agreement, if the Company enters into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder, then the Company shall give equivalent registration rights to the Holders.

2.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use reasonable efforts to:

(A) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(B) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(C) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company,


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and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.9 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 200,000 shares of Registrable Securities (as currently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of securities of the Company, a Purchaser shall not sell or otherwise transfer or dispose of any securities of the Company held by such Purchaser (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

(A) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

(B) all officers and directors of the Company are bound by and have entered into similar agreements.

         The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

2.11 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

3.      RESTRICTIONS ON TRANSFER

3.1 TRANSFER. No Purchaser will, voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, donate, pledge or otherwise encumber or dispose of any interest in all or any portion of the Securities or Option Shares (a "Transfer") except pursuant to an Exempt Transfer.

3.2 EXEMPT TRANSFER. The restrictions contained in this Section 3 will not apply to any Transfer which is one of the following "Exempt Transfers":

(A) the Transfer by a partnership to its partners or retired partners in accordance with partnership interests;

(B) the Transfer by a corporation to its shareholders in accordance with their interest in the corporation;

(C) the Transfer by a limited liability company to its members in accordance with their interest in the limited liability company;

(D) the Transfer by a Purchaser to such Purchaser's spouse, lineal descendant, father, mother, brother or sister ("Immediate Family");

(E) the Transfer by a Purchaser to a custodian or trustee for the account of such Purchaser or such Purchaser's Immediate Family;

(F) a bona fide pledge or mortgage with a commercial lending institution that creates a mere security interest; or

(G) pursuant to Sections 5, 6 or 7 of this Agreement.

3.3 SECURITIES LAWS. In addition to any other restriction on Transfer herein, such Purchaser will not effect any Transfer until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(A) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(B) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; provided however, that it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

3.4  LEGEND.

(A) Each certificate representing Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

THE SALE, TRANSFER OR PLEDGE OF THIS CERTIFICATE [OR THE SECURITIES ISSUED UPON CONVERSION OF THIS CERTIFICATE] ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN PURCHASER RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES, AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(B) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Purchaser if the Purchaser shall have obtained an opinion of counsel at such Purchaser's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

3.5 IMPROPER TRANSFER. Any attempt to Transfer any Securities or Option Shares which is not in accordance with this Agreement shall be null and void, and the Company shall not give any effect to such attempted Transfer in the records of the Company.

3.6 TERMINATION. The restrictions on the transfer of shares set forth in this
Section 3 shall terminate with respect to each security on the closing of a Qualifying Public Offering.

4.     PRE-EMPTIVE RIGHT

4.1 PRE-EMPTIVE RIGHT. The Company hereby grants to each Purchaser who owns Series B Preferred Shares, Subordinated Notes or Series C Preferred Shares (such Purchasers referred to as the "Pre-Emptive Purchasers") the right to purchase a pro rata portion of New Securities (as defined in Section 4.2) which the Company may, from time to time, propose to sell and issue (the "Pre-Emptive Right"). Such Pre-Emptive Purchaser's pro rata share for purposes of this Pre-Emptive Right is the ratio of the number of shares of Common Stock owned by such Pre-Emptive Purchaser (on an as-converted, as-exercised basis) immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all securities and full exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Pre-Emptive Purchaser exercising their portion of the Pre-Emptive Right in full (an "Exercising Pre-Emptive Purchaser") shall have a right of over-allotment such that if any other Pre-Emptive Purchaser fails to exercise its right hereunder to purchase its pro rata share of New Securities (a "Non-Purchasing Pre-Emptive Purchaser"), such Exercising Pre-Emptive Purchaser may purchase such portion, on a pro rata basis, by giving written notice to the Company within ten (10) calendar days from the date that the Company provides written notice of the amount of New Securities such Non-Purchasing Pre-Emptive Purchaser have failed to exercise its Right hereunder. This Pre-Emptive Right shall be subject to the following provisions of this Section 4.

4.2 NEW SECURITIES. "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include

(i) securities purchased under the Securities Purchase Agreement or issued pursuant to the Merger; (ii) securities issuable upon conversion or exercise of the securities purchased under the Securities Purchase Agreement or issued pursuant to the Merger; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not currently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to the Stock Option Plan, or any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

4.3 NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Pre-Emptive Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each such Pre-Emptive Purchaser shall have twenty (20) calendar days after any such notice is mailed or delivered to agree to purchase such Pre-Emptive Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

4.4 SELLING PERIOD. In the event any Pre-Emptive Purchaser or Exercising Pre-Emptive Purchaser fails to exercise fully the Pre-Emptive Right within said twenty (20) day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions of Section 4.1, the Company shall have one hundred twenty (120) calendar days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) calendar days from the date of said agreement) to sell the New Securities respecting which any Pre-Emptive Purchasers' or Exercising Pre-Emptive Purchasers' Pre-Emptive Right option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Pre-Emptive Purchasers pursuant to Section 4.3. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within said 120-day period from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Pre-Emptive Purchasers in the manner provided in Section 4.3 above.

4.5 TERMINATION OF PRE-EMPTIVE RIGHT. The Pre-Emptive Right granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of securities of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

4.6 TRANSFER OF PRE-EMPTIVE RIGHT. The Pre-Emptive Right set forth in this
Section 4 may be transferred or assigned by a Pre-Emptive Purchaser only to a transferee or assignee of not less than 200,000 Series B Preferred Shares or 200,000 Series C Preferred Shares (in each case, as currently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or $320,000 aggregate principal amount of the Subordinated Notes, provided that the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Pre-Emptive Purchaser under this Agreement.

5.     RIGHT OF FIRST REFUSAL.

5.1 RIGHT OF FIRST REFUSAL. No Purchaser shall sell, assign, pledge, or in any manner transfer any shares of capital stock of the Company (whether now owned or hereafter acquired) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except as set forth herein:

(A) If Purchaser desires to sell or otherwise transfer any shares of capital stock, then such Purchaser (the "Section 5 Selling Purchaser") shall give at least thirty (30) calendar days written notice thereof to the Company and the other Purchasers. The notice shall name the proposed transferee and state the number of shares of capital stock to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(B) For twenty (20) calendar days following receipt of such notice, the Company shall have the option but not the obligation to purchase all (but not less than all) of the shares of capital stock specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the Section 5 Selling Purchaser, the Company shall have the option to purchase a lesser portion of the shares of capital stock specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares of capital stock, and that is not otherwise exempted from the provisions of this Section 5.1, the price shall be deemed to be the fair market value of the capital stock at such time as determined in good faith by the Board of Directors. In the event the Company elects to purchase all of the shares of capital stock or, with consent of the
Section 5 Selling Purchaser, a lesser portion of the shares of capital stock, it shall give written notice to the Section 5 Selling Purchaser of its election and settlement for said shares of capital stock shall be made as provided below in paragraph (d).

(C) If the Company does not elect to purchase the shares specified in the notice, then the Company shall promptly provide written notice to the Purchasers of such election (which in no event will be later than 20 calendar days following receipt of the notice referred to in Section 5.1(a)) and the Purchasers may elect to purchase all (but not less than all) of the shares by delivering written notice to the Company and the Section 5 Selling Purchaser within ten (10) calendar days after the expiration of the period specified in
Section 5.1(b) above.

(D) In the event the Company and/or any other Purchaser elect to acquire any of the shares of capital stock of the Section 5 Selling Purchaser as specified in said Section 5 Selling Purchaser's notice, the Secretary of the Company shall so notify the Section 5 Selling Purchaser and settlement thereof shall be made in cash within forty (40) days after the Secretary of the Company receives said
Section 5 Selling Purchaser's notice; provided that if the terms of payment set forth in said Section 5 Selling Purchaser's notice were other than cash against delivery, the Company and/or the other Purchaser shall pay for said shares on the same terms and conditions set forth in said Section 5 Selling Purchaser's notice.

(E) In the event the Company and/or the other Purchasers do not elect to acquire all of the shares of capital stock specified in the Section 5 Selling Purchaser's notice, said Section 5 Selling Purchaser may, within the sixty-day period following the expiration of the rights granted to the Company and/or the other Purchaser's herein, transfer the shares of capital stock specified in said
Section 5 Selling Purchaser's notice which were not acquired by the Company and/or the other Purchasers as specified in said Section 5 Selling Purchaser's notice.

5.2 TRANSFER EXEMPT FROM RIGHT OF FIRST REFUSAL. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this section:

(A) A Purchaser's transfer to such Purchaser's Immediate Family.

(B) A transfer any custodian or trustee for the account of such Purchaser or such Purchaser's Immediate Family.

(C) A Purchaser's bona fide pledge or mortgage with a commercial lending institution creating a mere security interest.

(D) A corporate Purchaser's transfer of any or all of its shares of capital stock to its stockholders in accordance with their interest in the corporation.

(E) A transfer by a Purchaser which is a partnership to any or all of its partners or retired partners in accordance with partnership interests.


(F) A transfer by a Purchaser which is a limited liability company to its members in accordance with their interest in the limited liability company.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this section, and there shall be no further transfer of such stock except in accord with this section.

5.3 TERMINATION. The foregoing right of first refusal shall terminate on the closing of a Qualifying Public Offering.

6.     CO-SALE RIGHT.

6.1 NOTICE. If a Purchaser of Series C Preferred Stock or Common Stock proposes to sell or transfer any shares of Series C Preferred Stock or Common Stock ("Co-Sale Stock") then such Purchaser (a "Section 6 Selling Purchaser") shall promptly give written notice (the "Notice") simultaneously to the Company and to each of the Purchasers of Series B Preferred Shares and Subordinated Notes at least thirty (30) calendar days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the total consideration to be paid to the Section 6 Selling Purchaser (including any consideration for the securities that is paid or to be paid under other arrangements with the Section 6 Selling Purchaser, including but not limited to, compensation for employment or services in excess of the reasonable value of the Section 6 Selling Purchaser's services), and the name and address of each prospective purchaser or transferee.

6.2 NOTICE OF PARTICIPATION. Each Purchaser of Series B Preferred Shares and Subordinated Notes shall have the right, exercisable upon written notice to the Company within fifteen (15) calendar days after the Notice, to participate in such sale of Co-Sale Stock on the same terms and conditions. If the Co-Sale Stock is Common Stock, then each such Purchaser may sell all or any part of that number of Common Stock equal to the product obtained by multiplying (a) the aggregate number of shares of Co-Sale Stock by (b) a fraction the numerator of which is the number of shares of Common Stock owned by such Purchaser at the time of the sale or transfer (on an as-converted to Common Stock basis) and the denominator of which is the total number of shares of Common Stock owned by such Purchasers at the time of such sale or transfer (on an as-converted to Common Stock basis). If the Co-Sale Stock is Series C Preferred Stock, then each Purchaser may sell all or any part of that number of Series B Preferred Shares or Subordinated Notes equal to the product obtained by multiplying (x) the aggregate number of shares of Co-Sale Stock by (y) a fraction the numerator of which is the number of Series B Preferred Shares, including the Subordinated Notes on an as-converted basis, owned by such Purchaser at the time of the sale or transfer and the denominator of which is the total number of Series B Preferred Shares, including the Subordinated Notes on an as-converted basis, owned by such Purchasers at the time of such sale or transfer. Such notice shall indicate the number of Series B Preferred Shares, Subordinated Notes, or Common Shares such Purchaser wishes to sell under his or her right to participate. To the extent one or more Purchasers exercises such right of participation in accordance with the terms and conditions set forth in this Section 6, the number of shares of Co-Sale Stock that may be sold in the transaction shall be correspondingly reduced.

6.3 TRANSFER. Each Purchaser who elects to participate in the sale pursuant to this Section 6 (a "Participant") shall effect its participation in the sale by promptly delivering to the Company for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer the type and number of shares of Series B Preferred Stock, Subordinated Notes or Common Stock which such Participant elects to sell.

6.4 ADDITIONAL TRANSFER PROVISIONS. The stock certificate or certificates or Subordinated Notes that the Participant delivers to the Company pursuant to
Section 6.3 shall be transferred to the prospective purchaser in consummation of the sale of the Series C Preferred Stock or Common Stock pursuant to the terms and conditions specified in the Notice, and the Section 6 Selling

Purchaser(s) shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, such Section 6 Selling Purchaser(s) shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, such Section 6 Selling Purchaser(s) shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice.

6.5 NO ELECTION TO PARTICIPATE. If none of the Purchasers of Series B Preferred Stock or Subordinated Notes elects to participate in the sale of the Co-Sale Stock subject to the Notice, such Section 6 Selling Purchaser(s) may, not later than sixty (60) calendar days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by a Section 6 Selling Purchaser(s), shall again be subject to the co-sale rights of the Purchaser and shall require compliance by such Section 6 Selling Purchaser(s) with the procedures described in this Section 6.

6.6 TRANSFERS EXEMPT FROM CO-SALE RIGHT

(A) Notwithstanding the foregoing, the co-sale rights of the Purchaser shall not apply to (i) any transfer or transfers by a Section 6 Selling Purchaser(s) which in the aggregate, over the term of this Agreement, amount to no more than 10,000 shares of Co-Sale Stock held by such holder, (ii) any bona fide pledge or mortgage of Co-Sale Stock with a commercial lending institution that creates a mere security interest, (iii) any transfer to the Immediate Family of the holders of Co-Sale Stock, (iv) any transfer to a custodian or trustee for the account of the holder of Co-Sale Stock or such holder's Immediate Family, (v) any transfer or transfers by a holder of Co-Sale Stock to another holder of Co-Sale Stock (the "Transferee-Holder") so long as the Transferee-Holder is, at the time of the transfer, employed by, or acting as a consultant or director of, the Company, or (vi) any bona fide gift; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (ii), (iii),
(iv), (v) and (vi), (A) the holder of Co-Sale Stock shall inform the Purchasers of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Purchasers with a written agreement to be bound by and comply with all provisions of Sections 6 of this Agreement. Such transferred Co-Sale Stock shall remain "Restricted Stock" hereunder.

(B) The co-sale rights of the Purchasers are subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the holder of Co-Sale Stock pursuant to (i) a stock restriction agreement or other agreement between the Company and the holder of Co-Sale Stock and (ii) the Pre-Emptive Right set forth in Section 5 hereto.

6.7 TERMINATION OF CO-SALE RIGHTS. The provisions of Section 6 of this Agreement shall expire upon and shall not apply to a Qualifying Public Offering.

7.     DRAG ALONG RIGHTS.

7.1 DRAG ALONG RIGHT. If Purchasers holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock (assuming conversion or exercise of all convertible securities, options or warrants) ("Initiating Securityholders") agree to sell or transfer all of their securities of the Company or agree to the sale of all or substantially all of the assets of the Company to a third party, then all Purchasers ("Selling Securityholders") will be required to sell all of their securities of the Company held by them or acquiesce to the sale of the assets of the Company.

7.2 CONSIDERATION. The consideration to be received by the Selling Securityholders shall be the same consideration per share to be received by the Initiating Securityholders for the corresponding class or series of stock, or type of security, and the terms and conditions of such sale shall be the same as those upon which the Initiating Securityholders sell their securities; provided however, that any general indemnity given by the Selling Securityholders, applicable to liabilities not specific to a particular Selling Securityholder, to the purchaser in connection with such sale shall be apportioned among the Selling Securityholders according to the consideration received by each Selling Securityholder.

7.3 NOTICE. The Initiating Securityholders shall provide written notice to the other Selling Securityholders setting forth the consideration to be paid by the purchaser for the Securities and the material terms of the sale within ten (10) business days after such Initiating Securityholders exercise the Drag Along Rights pursuant to Section 7.1 ("Drag Along Notice").

7.4 DELIVERY OF SECURITIES. Within ten (10) business days after the date of the Drag Along Notice, each Selling Securityholder shall deliver to the Company, the duly endorsed certificate or certificates representing the securities held by such Selling Securityholder to be sold, and a limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such Securities. In the event that a Selling Securityholder should fail to deliver the Securities, the Company shall cause the books and records of the Company to show that such Securities are bound by the provisions of this
Section 7 and that such Securities may only be transferred to the purchaser in such sale.

7.5 REMITTANCE OF CONSIDERATION. Promptly after the consummation of the sale, the Purchaser shall remit directly to the Selling Securityholders the total sales price of the Securities sold pursuant thereto.

7.6 TERMINATION OF COVENANTS. This Section 7 shall terminate and be of no further force and effect after a Qualifying Public Offering.

8.     BOARD OF DIRECTORS.

8.1 NOMINATION AND ELECTION OF DIRECTORS.

(A) Each Purchaser holding Series B Preferred Shares agrees to cast all votes to which they are entitled (whether at an annual or special meeting of shareholders or by written consent in lieu of a meeting or otherwise) in such a manner as to cause the election of: one (1) designee of News-Press & Gazette Company ("NPG Director"); one (1) designee of Advantage Capital Missouri Partners 1, L.P ("Advantage Director"); one (1) designee of White Pines Management L.L.C. ("White Pines Director").

(B) In the event that the NPG Director dies, resigns or is removed, then News-Press & Gazette Company shall be entitled to appoint a successor director to the Board of Directors to fill the vacancy created by such death, resignation or removal. In the event that the Advantage Director dies, resigns or is removed, then Advantage Capital Missouri Partners 1, L.P. shall be entitled to appoint a successor director to the Board of Directors to fill the vacancy created by such death, resignation or removal. In the event that the White Pines Director dies, resigns or is removed, then White Pines Management L.L.C. shall be entitled to appoint a successor director to the Board of Directors to fill the vacancy created by such death, resignation or removal.

8.2 BOARD COMMITTEES.

(A) The Purchasers agree to take all actions necessary to cause the Board of Directors to appoint one of either the NPG Director, Advantage Director or White Pines Director to any committees of the Board of Directors as requested by the Purchasers holding a majority of the votes of the Series B Preferred Stock and Subordinated Notes (on an as-converted to Series B Preferred Stock basis).

(B) The Company shall create an Audit Committee of the Board of Directors consisting of three members, two members of which shall not be members of the Management Group or employees of the Company.

(C) The Company shall create a Compensation Committee of the Board of Directors consisting of three members. Two members of such Compensation Committee shall not be members of the Management Group or employees of the Company and one member shall be a member of the Management Group.

8.3 SIZE OF THE BOARD. So long as ten percent (10%) or more of the outstanding shares of Series B Preferred Stock are held by the Purchasers or at least $350,000 aggregate principal amount is outstanding under the Subordinated Notes, the approval by the vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and the Subordinated Notes (on an as-converted to Series B Preferred Stock basis) shall be necessary to change the size of the Board of Directors.

8.4 ATTENDANCE AT BOARD MEETINGS. Each Purchaser who owns at least 625,000 Series B Preferred Shares or $1,000,000 aggregate principal amount of Subordinated Notes or any combination thereof (as currently constituted and subject to adjustment for stock splits, stock dividends, recapitalizations and the like) (a "Significant Holder") shall have the right to attend, or to appoint a representative to attend, all meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that the Company may require as a condition precedent to any such Significant Holder's rights under this Section
8.4 that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude such Significant Holder (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Significant Holder (or its representative) would result in disclosure of trade secrets to such holder or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if such Significant Holder or its representative is a direct competitor of the Company.

8.5 TERMINATION. Except for the confidentiality provisions of Section 8.4, this
Section 8 shall terminate and be of no further force and effect after a Qualifying Public Offering.

9.     STOCK OPTION PLAN

9.1  OPTION PLAN INCREASE AND GRANTS.

(A) If a Second Closing (as that term is defined in the Securities Purchase Agreement) takes place pursuant to the Securities Purchase Agreement, the Purchasers agree to vote all the voting securities of the Company held by them in favor of an increase in the number of shares of Common Stock authorized for issuance pursuant to the Stock Option Plan by an amount such that the total number of shares of Common Stock authorized equals twenty percent (20%) of all of the outstanding equity securities of the Company, including as outstanding equity securities issuable upon conversion of all convertible securities of the Company, but excluding the Series A Preferred Stock (the "Option Plan Increase").

(B) Such Purchasers shall also cause their representative director on the Board of Directors of the Company to approve: (i) such Option Plan Increase; (ii) the grant of options to purchase up to 69.25% of the Option Plan Increase to the employees to the Company just prior to the closing of the Valu-Line Merger in proportion to the number of options held as of the First Closing; and (iii) the grant of options to purchase up to 18.75% of the Option Plan Increase to the employees of Valu-Line hired by the Company as of the Closing of the Valu-Line Merger, in proportion to the number of options held as of the First Closing.

9.2 TERMINATION. This Section 9 shall terminate and be of no further force and effect after a Qualifying Public Offering.

10.     PROVISIONS FOR SHARING.

10.1 APPLICABILITY OF PROVISIONS. The provisions of Section 10.2 shall have no force or effect except upon any liquidation, dissolution or winding up of the Company (including an "Acquisition" or "Asset Transfer" as such terms are defined in Section Fourth(C)(2)(g) of the Certificate of Incorporation of the Company, as amended) in which liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock or the holders of the Series B Preferred

Stock shall receive less than the full amount to which such holders are entitled pursuant to the terms and provisions of Section Fourth(C)(2)(a) and Fourth(C)(2)(b), respectively, of the Certificate of Incorporation of the Company, as amended

10.2 TERMS OF SHARING. Upon any liquidation, dissolution or winding up of the Company pursuant to which the holders of the Series A Preferred Stock or the holders of the Series B Preferred Stock shall receive less than the full amount to which such holders are entitled pursuant to the terms and provisions of Section Fourth(C)(2)(a) and Fourth(C)(2)(b), respectively, of the Certificate of Incorporation of the Company, as amended, the holders of the Subordinated Notes and the holders of Series B Preferred Stock issued upon conversion of the Subordinated Notes (the "Sub Debt Series B") shall assign and transfer to the holders of the Series A Preferred Stock and/or to the holders of the Series B Preferred Stock, other than the holders of Sub Debt Series B, without consideration, all or such portion of such assets of the Company as the holders of the Subordinated Notes and Sub Debt Series B shall have received pursuant to such liquidation, dissolution or winding up of the Company as shall be necessary to achieve the following adjusted distribution of all assets of the Company received by the holders of the Subordinated Notes, the holders of the Series A Preferred Stock, and the holders of the Series B Preferred Stock, in such liquidation, dissolution or winding up of the Company prior to giving effect to the foregoing provisions:

(A) First, the holders of Series A Preferred Stock shall be entitled to receive an amount equal to the sum of (i) $1.60 per share of Series A Preferred Stock (the "Series A Liquidation Preference"), plus (ii) an amount equal to all unpaid dividends accrued on such shares of Series A Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board, for each share of Series A Preferred Stock held by them. If the assets subject to this Section 10.2 shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section 10.2(a), then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(B) Next, the holders of Series B Preferred Stock, other than the holders of the Sub Debt Series B, shall be entitled to receive an amount equal to all unpaid dividends accrued on such shares of Series B Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends and whether or not such dividends have been declared by the Board, up to an amount equal to the actual interest paid to the holders of Subordinated Notes as of the date of payment of such preference. If the assets subject to this Section 10.2 shall be insufficient to make payment in full to such holders of Series B Preferred Stock of the liquidation preference set forth in this Section 10.2(b), then such assets shall be distributed among such holders of Series B Preferred Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(C) Next, (i) the holders of Series B Preferred Stock, other than the holders of the Sub Debt Series B, shall be entitled to receive an amount equal to the difference between (x) all unpaid dividends accrued on such shares of Series B Preferred Stock to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally unavailable for the payment of dividends and whether or not such dividends have been declared by the Board, and (y) the actual interest paid to the holders of Subordinated Notes as of the date of payment of such preference; (ii) the holders of Subordinated Notes shall be entitled to receive an amount equal to any accrued and deferred interest on the Subordinated Notes not yet paid as of the date of payment of such preference; and (iii) the holders of the Sub Debt Series B shall be entitled to receive all unpaid dividends accrued on the Sub Debt Series B to the date of payment of such preference, whether or not earned, whether or not funds of the Corporation are legally available for the payment of dividends, and whether or not such dividends have been declared by the Board.. If the assets subject to this
Section 10.2 shall be insufficient to make payment in full to all holders of Series B Preferred Stock and the Subordinated Notes of the liquidation preference set forth in this Section 10.2(c) then such assets shall be distributed among the holders of Series B Preferred Stock and the Subordinated Notes at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(D) Next, (i) the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.60 for each share of Series B Preferred Stock held by them (the "Series B Liquidation Preference"); and (ii) the holders of Subordinated Notes shall be entitled to be paid out of the assets of the Corporation an amount equal to any remaining unpaid principal amount on such Subordinated Notes. If the assets subject to this Section 10.2 shall be insufficient to make payment in full to all holders of Series B Preferred Stock and the Subordinated Notes of the liquidation preference set forth in this Section 10.2(d), then such assets shall be distributed among the holders of Series B Preferred Stock and the Subordinated Notes at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

10.3 DEFAULT UNDER THE SUBORDINATED NOTES. In the event of a default under the Subordinated Notes and if, and to the extent, there is a repayment (or a right or remedy is exercised in pursuit of a repayment) of principal through an acceleration of the Subordinated Notes or foreclosure action under the Security
Agreement:

(A) If such action occurs prior to February 28, 2003, the holders of the Subordinated Notes shall assign and transfer to the holders of the Series A Preferred Stock and/or to the holders of the Series B Preferred Stock, other than the holders of the Sub Debt Series B, all or such portion of such assets of the Company as the holders of the Subordinated Notes shall have received as such repayment as shall be necessary to achieve the distribution of such assets of the Company as specified in Section 10.2 above, as if such assets had been received upon the liquidation, dissolution or winding up of the Company.

(B) If such action occurs on or subsequent to February 28, 2003, the holders of the Subordinated Notes shall assign and transfer to the holders of the Series A Preferred Stock and/or those holders of Series B Preferred Stock, other than the holders of the Sub Debt Series B, who elected to require the Company to redeem their shares of Series B Preferred Stock all or such portion of such assets of the Company as the holders of the Subordinated Notes shall have received as such repayment, as shall be necessary to achieve the distribution of such assets of the Company to the holders of the Series A Preferred Stock and to such holders of the Series B Preferred Stock as specified in Section 10.2 above, as if such assets had been received upon the liquidation, dissolution or winding up of the Company.

The holders of the Series A Preferred Stock and/or the holders of the Series B Preferred Stock who receive any distribution of assets of the Company pursuant to the provisions of this Section 10.3 shall assign and transfer to the holders of the Subordinated Notes such portion of their shares of Series A Preferred Stock and/or Series B Preferred Stock for which the liquidation preference as of the date of such transfer shall be equal to the amount of assets distributed to such holders.

10.4 NO THIRD PARTY RIGHTS. The provisions of this Section 10 are intended to define the rights and obligations of the holders of the Subordinated Notes, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock and are not intended that any third party shall acquire any rights or benefits as a result. If the effect of any provision would be to give any third person a priority status to which they would not otherwise be entitled, or to subordinate the holders of the Subordinated Notes to a status to which they would not otherwise be subject, then that provision shall, to the extent necessary to avoid such priority or subordination, as the case may be, be given no force and effect, and the rights and priorities of the holders of the Subordinated Notes, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall be determined in accordance with the law.

11.     MISCELLANEOUS.

11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Missouri, as applied to agreements among Missouri residents entered into and to be performed entirely within Missouri.

11.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER

(A) This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(B) This Agreement may be amended or modified only upon the written consent of the Company and holders of: (i) at least fifty percent (50%) of the Common Shares, voting together as a single class; (ii) at least fifty percent (50%) of the Series B Preferred Shares and Subordinated Notes (on an as-converted basis), voting together as a single class; and (iii) at least fifty percent (50%) of the Series C Preferred Shares, voting together as a single class.

(C) The obligations of the Company and the rights of the holders of the Securities under this Agreement may be waived only with the written consent of the holders of: (i) at least fifty percent (50%) of the Common Shares, voting together as a single class; (ii) at least fifty percent (50%) of the Series B Preferred Shares and Subordinated Notes (on an as-converted basis), voting together as a single class; and (iii) at least fifty percent (50%) of the Series C Preferred Shares, voting together as a single class.

11.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

11.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

11.6 RIGHTS; SEPERABILITY. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.7 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

11.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

11.9 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

         IN WITNESS WHEREOF, the parties hereto have executed this Purchasers Rights Agreement effective as of the day and year first above written.

BIRCH TELECOM, INC.                          PURCHASER:




By: /s/ David Scott                          By: /s/ David R. Bradley Jr.
     David Scott, President
                                             Name: David R. Bradley Jr.

                                             Title: President

                                    EXHIBIT A

                                   PURCHASERS

                                TABLE OF CONTENTS

                                                                         PAGE

1.       CERTAIN DEFINITIONS                                              1

2.       REGISTRATION RIGHTS                                              3

         2.1      Requested Registration                                  3

         2.2      Company Registration                                    5

         2.3      Expenses of Registration                                6

         2.4      Registration Procedures                                 7

         2.5      Indemnification                                         8

         2.6      Information by Holder                                  10

         2.7      Limitations on Subsequent Registration Rights          10

         2.8      Rule 144 Reporting                                     10

         2.9      Transfer or Assignment of Registration Rights          10

         2.10     "Market Stand-Off" Agreement                           11

         2.11     Delay of Registration                                  11

3.       RESTRICTIONS ON TRANSFER                                        11

         3.1       Transfer                                              11

         3.2      Exempt Transfer                                        11

         3.3      Securities Laws                                        12

         3.4      Legend                                                 12

         3.5      Improper Transfer                                      13

         3.6      Termination                                            13

4.       PRE-EMPTIVE RIGHT                                               13

         4.1       Pre-Emptive Right                                     13

         4.2       New Securities                                        13

         4.3       Notice                                                14

         4.4      Selling Period                                         14

         4.5      Termination of Pre-Emptive Right                       14

         4.6      Transfer of Pre-Emptive Right                          15

5.       RIGHT OF FIRST REFUSAL                                          15

         5.1       Right of First Refusal                                15

         5.2      Transfer Exempt from Right of First Refusal            16

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                         PAGE

         5.3      Termination                                             16

6.       CO-SALE RIGHT                                                    16

         6.1      Notice                                                  16

         6.2       Notice of Participation                                17

         6.3      Transfer                                                17

         6.4      Additional Transfer Provisions                          17

         6.5      No Election to Participate                              18

         6.6      Transfers Exempt from Co-Sale Right                     18

         6.7      Termination of Co-Sale Rights                           18

7.       DRAG ALONG RIGHTS                                                18

         7.1      Drag Along Right                                        18

         7.2      Consideration                                           19

         7.3      Notice                                                  19

         7.4      Delivery of Securities                                  19

         7.5      Remittance of Consideration                             19

         7.6      Termination of Covenants                                19

8.       BOARD OF DIRECTORS                                               19

         8.1      Nomination and Election of Directors                    19

         8.2      Board Committees                                        20

         8.4      Attendance at Board Meetings                            20

         8.5      Termination                                             21

9.        STOCK OPTION PLAN                                               21

         9.1      Option Plan Increase and Grants                         21

         9.2      Termination                                             21

10.      PROVISIONS FOR SHARING                                           21

         10.1     Applicability of Provisions                             21

         10.3     Default Under the Subordinated Notes                    23

         10.4     No Third Party Rights                                   24

11.      MISCELLANEOUS                                                    24

         11.1     Governing Law                                           24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                         PAGE

         11.2     Successors and Assigns                                  24

         11.3     Entire Agreement; Amendment; Waiver                     24

         11.4     Notices, etc.                                           24

         11.5     Delays or Omissions                                     25

         11.6     Rights; Separability                                    25

         11.7     Information Confidential                                25

         11.8     Titles and Subtitles                                    25

         11.9     Counterparts; Execution by Facsimile Signature          25

                                TABLE OF CONTENTS

                                                                         PAGE


                               BIRCH TELECOM, INC.



                           PURCHASERS RIGHTS AGREEMENT

                  AMENDMENT TO THE PURCHASERS RIGHTS AGREEMENT

         The following amendment to the Purchasers Rights Agreement was duly adopted and approved by the Board of Directors of Birch Telecom, Inc. and shall become effective upon the approval of the holders of (i) at least fifty percent (50%) of the Common Shares, voting together as a single class; (ii) at least fifty percent (50%) of the Series B Preferred Shares and Subordinated Notes (on an as-converted basis), voting together as a single class; and (iii) at least fifty percent (50%) of the Series C Preferred Shares, voting together as a single class.

         Section 3.3 of the Purchasers Rights Agreement shall be deleted in its entirety and the following shall be substituted in its place:

                  3.3 SECURITIES LAWS. In addition to any other restriction on Transfer herein, such Purchaser will not effect any Transfer until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and by Sections 7 and 8, and:

         (A) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (B) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; provided however, that it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.


                                       1